Exhibit 10.19

EXECUTION COPY

PRIVILEGED AND CONFIDENTIAL

Exhibit A
(the “Amendment to Interim CEO Agreement”)

AMENDMENT TO CHIEF EXECUTIVE OFFICER TERM SHEET

THIS AMENDMENT TO CHIEF EXECUTIVE OFFICER TERM SHEET (the “Amendment”) is entered into effective as of March 6, 2018.
WHEREAS, Stone Energy Corporation (the “Company”) and James Trimble (“Executive”) entered into that certain Chief Executive Officer Term Sheet effective as of April 28, 2017 (the “Interim CEO Agreement”); and
WHEREAS, the Board of Directors of the Company, the Company and the Executive desire to amend the Interim CEO Agreement to provide for the payment to Executive of an annual bonus for 2018 under certain circumstances.
NOW, THEREFORE, for and in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Interim CEO Agreement is hereby amended and supplemented by adding to the section titled “Annual Bonus,” a new third paragraph, to appear after the second paragraph, as follows:
“Notwithstanding anything herein to the contrary, in the event of a Corporate Change of the Company or the termination of Executive’s employment by the Company without Cause or by the Executive for Good Reason, in each case occurring prior to December 31, 2018, Executive will be paid a prorated Target Bonus for the period from January 1, 2018, through the date of such event, which payment shall be made in a lump sum in 2018, subject to Executive’s execution, delivery and irrevocability of a release of claims no later than the sixtieth (60th) day following such event.”

2.
This Amendment shall, as and from the effective date set forth above, be read and construed with the Interim CEO Agreement and be a part thereof for all purposes. The terms of the Interim CEO Agreement except as amended and supplemented by this Amendment are ratified and confirmed and the Interim CEO Agreement as amended by this Agreement shall remain in full force and effect.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of Louisiana, without regard to the rules thereof relating to conflicts of law.

4.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement; signed copies of this Agreement may be delivered by .pdf, .jpeg, or fax and will be accepted as an original

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

STONE ENERGY CORPORATION

By: /s/ Neal P. Goldman
Name: Neal P. Goldman
Title: Chairman of the Board of Directors

EXECUTIVE

/s/ James M. Trimble
James M. Trimble